Exhibit 99.1

ELECTRONIC ARTS REPORTS Q1 FY11 FINANCIAL RESULTS

Reports Q1 FY11 Non-GAAP Net Revenue and EPS Ahead of Expectations

Reaffirms Full-Year Non-GAAP EPS and Net Revenue Guidance

Q1 Non-GAAP Digital Revenue was $188 Million

2010 FIFA World Cup South Africa Sells-In 3 Million Units To Date

Madden NFL 11, With Breakthrough “GameFlow” Feature, Launches August 10

REDWOOD CITY, CA – August 3, 2010 – Electronic Arts Inc. (NASDAQ: ERTS) today announced preliminary financial results for its first fiscal quarter ended June 30, 2010.

“We had a solid first quarter, exceeding expectations both top and bottom line.” said John Riccitiello, Chief Executive Officer. “Top quality titles like 2010 FIFA World Cup South Africa, innovative digital offerings for titles like Battlefield: Bad Company 2 and Scrabble on the Apple iPad are driving the business.”

“EA is well-positioned for the year ahead and reaffirms its FY11 non-GAAP guidance,” said Eric Brown, Chief Financial Officer. “Digital revenue is expected to grow approximately 30% year over year, to $750 million in the fiscal year.”

Q1 FY11 Financial Highlights:

Non-GAAP net revenue of $539 million exceeded guidance of $460 million to $500 million. Non-GAAP EPS of ($0.24) exceeded guidance of ($0.35) to ($0.40). As expected, non-GAAP net revenue in Q1 fiscal 11 was lower compared to Q1 fiscal 10 due to a reduced title slate, which went from 10 major titles in Q1 fiscal 10 to six in Q1 fiscal 11. This was somewhat offset by strong digital revenue growth.

(in millions of $ except per share amounts)	Quarter Ended 6/30/10	Quarter Ended 6/30/09
Net Digital Revenue	$176	$117
Net Publishing Packaged Goods and Other Revenue	586	462
Net Distribution Packaged Goods Revenue	53	65

GAAP Total Net Revenue	815	644

Non-GAAP Net Digital Revenue	$188	$124
Non-GAAP Net Publishing Packaged Goods and Other Revenue	298	627
Non-GAAP Net Distribution Packaged Goods Revenue	53	65

Non-GAAP Total Net Revenue	539	816

GAAP Net Income/(Loss)	96	(234)
Non-GAAP Loss	(78)	(6)
GAAP Diluted Earnings/(Loss) Per Share	0.29	(0.72)
Non-GAAP Diluted Loss Per Share	(0.24)	(0.02)

Cash Flow from Operations	(148)	(328)

Investors: Peter Ausnit, 650-628-7327	Media: Jeff Brown, 650-628-7922

Trailing Twelve Month (TTM) Financial Highlights:

(in millions of $ except per share data)	Year Ended 6/30/10	Year Ended 6/30/09
GAAP Net Revenue	$3,825	$4,052
GAAP Net Loss	(347)	(1,227)
GAAP Diluted Loss Per Share	(1.08)	(3.82)

Non-GAAP Net Revenue	3,882	4,293
Non-GAAP Net Income	73	33
Non-GAAP Diluted Earnings Per Share	0.22	0.11

Cash Flow from Operations	332	(25)

Q1 FY11 Digital Metrics:

(in millions)	Quarter Ended 6/30/10	Quarter Ended 6/30/09
GAAP and Non-GAAP Net Mobile Revenue	$52	$50
Monthly Active Users (MAU) in Social Games	52	n/a
Core Registered Users	67	33

Selected Quarterly Operating Highlights and Metrics:

¡	EA is the #1 publisher on high definition consoles with 22% segment share calendar year-to-date, four points higher than the same period a year ago.
¡

In North America and Europe, the high definition console software market is growing strongly with the combined PlayStation®3 and Xbox 360® segments up 21% calendar year-to-date. The PlayStation 3 software market is up 40% calendar year-to-date.

¡	EA is the #1 PC publisher, with 33% segment share at retail calendar year-to-date and strong growth in digital downloads of full-game software.
¡	For the quarter, EA had three of the top 15 selling games in Western markets. 2010 FIFA World Cup South Africa™ was #4, Battlefield: Bad Company™ 2 was #7 and FIFA 10 was #12.
¡

At E3, EA won more nominations (15) and awards (four) than any other publisher. Winners included: Need for Speed™ Hot Pursuit for Best Racing Game; NBA Jam for Best Sports Game; Star Wars® The Old Republic™ for Best Role Playing Game; and Rock Band® 3 (with MTV/Harmonix) for Best Social Game.

¡

Madden NFL 11 will debut with GameFlow, an innovation which makes the game more accessible to casual players. GameFlow offers simpler play choices and a quicker path to the action, without compromising the deep playbook that makes Madden so popular with hardcore players.

¡

In Korea, FIFA Online 2 reached five million registered players, over three million unique players enjoyed the game in July alone and concurrent users peaked at over 200,000. June and July were FIFA Online 2’s highest-grossing revenue months ever and it remains a top-three game in Korea.

¡	EA was the #1 publisher across all platforms on the Apple App Store in the June quarter. EA had nine of the top ten games when the iPhone™ 4 launched in June.

Business Outlook as of August 3, 2010

The following forward-looking statements, as well as those made above, reflect expectations as of August 3, 2010. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors, including: product development delays; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; expected savings and impact on EA’s operations of the Company’s cost reduction plan; consumer demand for console hardware and the ability of the console manufacturers to produce an adequate supply of consoles to meet that demand; changes in foreign exchange rates; the financial impact of potential future acquisitions by EA; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

Second Quarter Fiscal Year 2011 Expectations – Ending September 30, 2010

¡	GAAP net revenue is expected to be approximately $600 to $650 million.
¡	Non-GAAP net revenue is expected to be approximately $775 to $825 million.
¡	GAAP diluted loss per share is expected to be approximately ($0.90) to ($0.80).
¡	Non-GAAP diluted loss per share is expected to be approximately ($0.15) to ($0.10).
¡	For purposes of calculating second quarter fiscal year 2011 loss per share, the Company estimates a share count of 329 million.
¡	Expected non-GAAP net income excludes the following items from expected GAAP net income:
—	Non-GAAP net revenue is expected to be approximately $175 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);
—	Approximately $45 million of estimated stock-based compensation;
—	Approximately $18 million of acquisition-related expenses;
—	Approximately $5 million of restructuring charges;
—	Approximately $28 million from net gains on sale of strategic investments; and
—	$13 to $30 million in the difference between the Company’s GAAP and non-GAAP tax expenses.

Fiscal Year 2011 Expectations – Ending March 31, 2011

EA is affirming its full year FY11 non-GAAP guidance for both net revenue and earnings per share.

¡

GAAP net revenue is expected to be approximately $3.35 to $3.60 billion and non-GAAP net revenue is expected to be approximately $3.65 to $3.90 billion, both consistent with the Company’s previously provided guidance.

¡	GAAP operating expense is expected to be approximately $2.25 billion and non-GAAP operating expense is expected to be approximately $2 billion.
¡

GAAP diluted loss per share is expected to be approximately ($0.70) to ($1.00), an improvement from prior expectations of ($0.85) to ($1.15), due primarily to gains on sales of strategic investments and a reduction in forecasted stock compensation expense.

¡	Non-GAAP diluted earnings per share are expected to be approximately $0.50 to $0.70.
¡

For purposes of calculating fiscal year 2011 earnings/(loss) per share, the Company estimates a share count of 330 million for loss per share computations and 334 million for earnings per share computations.

¡	Expected non-GAAP net income excludes the following items from expected GAAP net loss:
—	Non-GAAP net revenue is expected to be approximately $300 million higher than GAAP revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);

—	Approximately $180 million of estimated stock-based compensation;
—	Approximately $70 million of acquisition-related expenses;
—	$10 to $15 million of restructuring charges;
—	Approximately $23 million from net gains on sale of strategic investments; and
—	($45) to ($71) million in the difference between the Company’s GAAP and non-GAAP tax expenses.

¡

The fiscal year 2011 net revenue phasing is expected to be allocated as follows for the rest of the fiscal year as a percent of total annual net revenue. The difference between GAAP and non-GAAP quarterly net revenue phasing is due to the change in deferred revenue (packaged goods and digital content):

Non-GAAP	GAAP
— Q2: approximately 21%	approximately 18%
— Q3: approximately 38%	approximately 28%
— Q4: approximately 26-27%	approximately 31%

Fiscal Year 2011 Key Titles by Label and Platform

Q1
	Games	Skate™ 3	Console
		Green Day Rock Band™(1)	Console
		APB All Points Bulletin(1)			PC
	Sports	2010 FIFA World Cup South Africa™	Console	Handheld/Mobile
		Tiger Woods PGA TOUR® Online			PC
		Tiger Woods PGA TOUR® 11	Console
Q2
	Games	Need for Speed™ World			PC
	Sports	NCAA® Football 11	Console
		Madden NFL 11	Console	Handheld/Mobile
		FIFA 11	Console	Handheld/Mobile	PC
		NHL® 11	Console
		EA SPORTS™ FIFA Online			PC
	Play	MySims Skyheroes™	Console	Handheld/Mobile
Q3
	Games	Medal of Honor™	Console	Handheld/Mobile	PC
		Need For Speed™ Hot Pursuit	Console	Handheld/Mobile	PC
		Rock Band® 3(1)	Console	Handheld/Mobile
	Sports	EA SPORTS™ MMA	Console	Handheld/Mobile
		FIFA Manager 11			PC
		NBA Jam	Console
		NBA ELITE 11	Console	Handheld/Mobile
		EA SPORTS Active NFL Training Camp	Console
		EA SPORTS Active 2	Console	Handheld/Mobile
	Play	HASBRO FAMILY GAME NIGHT 3	Console
		LITTLEST PET SHOP™ 3: Biggest Stars Series		Handheld/Mobile
		MONOPOLY Streets	Console	Handheld/Mobile
		Harry Potter and the Deathly Hallows™ Part 1	Console	Handheld/Mobile	PC
		Create™	Console		PC
		The Sims™ 3	Console	Handheld/Mobile
Q4
	Games	Dead Space™ 2	Console	Handheld/Mobile	PC
		Dragon Age™ 2	Console		PC
		Bulletstorm(2)	Console		PC
		Crysis® 2(2)	Console		PC
		Need For Speed™ Shift 2	Console		PC
	Sports	Fight Night Champion	Console
	Play	The Sims™ Medieval			PC
		Darkspore™			PC

Note:

(1)	Distribution Title,
(2)	Co-Published Title

The Key Titles Schedule for fiscal year 2011 is current as of August 3rd, 2010 and is subject to change. Electronic Arts assumes no obligation to update this schedule.

Conference Call and Supporting Documents

Electronic Arts will host a conference call today at 2:00 pm PT (5:00 pm ET) to review its results for the first quarter and ended June 30, 2010 and its outlook for the future. During the course of the call, Electronic Arts may also disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: (877) 418-3422, access code 89053696, or via webcast at http://investor.ea.com.

EA will also post a slide presentation that accompanies the call at http://investor.ea.com.

A dial-in replay of the conference call will be provided until August 10, 2010 at (706) 645-9291, access code 89053696. A webcast archive of the conference call will be available for one year at http://investor.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

¡	Acquisition-related expenses
¡	Change in deferred net revenue (packaged goods and digital content)
¡	Loss on lease obligation and facilities acquisition
¡	Loss on licensed intellectual property commitment
¡	Loss (gain) on strategic investments
¡	Restructuring charges
¡	Stock-based compensation
¡	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicated there has a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results. Electronic Arts believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). Electronic Arts is not able to objectively determine the fair value of the online service included in certain of its packaged goods and digital content. As a result, the Company recognizes the revenue from the sale of these games and content over the estimated online service period. In other transactions, at the date we sell the software product we have an obligation to provide incremental unspecified digital content in the future without an additional fee. In these cases, we account for the sale of the software product as a multiple element arrangement and recognize the revenue on a straight-line basis over the estimated life of the game. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons to prior periods during which the Company was able to objectively determine the fair value of the online service and not delay the recognition of significant amounts of net revenue related to online-enabled packaged goods and (2) understanding our operations because all related costs are expensed as incurred instead of deferred and recognized ratably.

Loss on Lease Obligation and Facilities Acquisition. During the second quarter of fiscal 2010, Electronic Arts completed the acquisition of its headquarters facilities in Redwood City, California pursuant to the terms of the loan financing agreements underlying the build-to-suit leases for the facilities. These leases expired in July 2009, and had previously been accounted for as operating leases. The total amount paid under the terms of the leases was $247 million, of which $233 million related to the purchase price of the facilities and $14 million was for the loss on our lease obligation.

In addition, Electronic Arts recorded a tax benefit of approximately $31 million, consisting of approximately $6 million related to the loss on our lease obligation, and a $25 million reduction in our valuation allowance due to the acquisition. As a result of this lease obligation and facility acquisition, on an after-tax basis, Electronic Arts incurred a positive net income effect of $17 million. Electronic Arts’ management excluded the effect of this transaction when evaluating the Company’s operating performance and when assessing the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Loss on Licensed Intellectual Property Commitment. During the fourth quarter of fiscal 2009, Electronic Arts amended an agreement with a content licensor. This amendment resulted in the termination of our rights to use the licensor’s intellectual property in certain products and we incurred a related estimated loss of $38 million. This significant non-recurring loss is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this loss when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Loss (Gain) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Video game platforms have historically had a life cycle of four to six years, which causes the video game software market to be cyclical. The Company’s management analyzes its business and operating performance in the context of these business cycles, comparing Electronic Arts’ performance at similar stages of different cycles. For comparability purposes, Electronic Arts believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its core business.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate of 28 percent internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company has applied the same 28 percent tax rate to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the estimates relating to EA’s fiscal year 2011 guidance information under the heading “Business Outlook”, and the fiscal year 2011 key title slate, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the general health of the U.S. and global economy and the related impact on discretionary consumer spending; fluctuations in foreign exchange rates; consumer spending trends; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the consumer demand for, and the availability of an adequate supply of console hardware units (including the Xbox 360® video game and entertainment system, the PlayStation®3 computer entertainment system and the Wii™); the Company’s ability to predict consumer preferences among competing hardware platforms; the financial impact of the Playfish acquisition and potential future acquisitions by EA; the Company’s ability to realize the anticipated benefits of acquisitions; the seasonal and cyclical nature of the interactive game segment; the Company’s ability to attract and retain key personnel; changes in the Company’s effective tax rates; the performance of strategic investments; the impact of certain accounting requirements, such as the Company’s ability to estimate and recognize goodwill impairment charges and determine deferred tax valuation allowances; adoption of new accounting regulations and standards; potential regulation of the Company’s products in key territories; developments in the law regarding protection of the Company’s products; the Company’s ability to secure licenses to valuable entertainment properties on favorable terms; the stability of the Company’s key customers, and other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

These forward-looking statements are current as of August 3, 2010. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended June 30, 2010.

About Electronic Arts

Electronic Arts Inc. (EA), headquartered in Redwood City, California, is a leading global interactive entertainment software company. Founded in 1982, the Company develops, publishes, and distributes interactive software worldwide for video game systems, personal computers, wireless devices and the Internet. Electronic Arts markets its products under four brand names: EA SPORTSTM, EATM, EA MobileTM and POGOTM. In fiscal 2010, EA posted GAAP net revenue of $3.7 billion and had 27 titles that sold more than one million units. EA’s homepage and online game site is www.ea.com. More information about EA’s products and full text of press releases can be found on the Internet at http://info.ea.com.

For additional information, please contact:

Peter Ausnit	Jeff Brown
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-7327	650-628-7922
pausnit@ea.com	jbrown@ea.com

EA, EA SPORTS, EA Mobile, POGO, Dead Space, EA SPORTS Active, Medal of Honor, MySims, MySims SkyHeroes, Need for Speed, Skate, Create, Darkspore and The Sims are trademarks of Electronic Arts Inc. Dragon Age is a trademark of EA International (Studio and Publishing) Ltd. Battlefield: Bad Company is a trademark of EA Digital Illusions CE AB. FAMILY GAME NIGHT, LITTLEST PET SHOP, SCRABBLE and MONOPOLY are trademarks of Hasbro and used with permission. Crysis is a registered trademark of Crytek. Harry Potter is a trademark of Warner Bros. Entertainment Inc. APB All Points Bulletin is a trademark of Realtime Worlds Inc. and its affiliated companies. Star Wars and related properties are trademarks in the United States and/or in other countries of Lucasfilm Ltd. and/or its affiliates. © 2009 Lucasfilm Entertainment Company Ltd. or Lucasfilm Ltd. All rights reserved. Harmonix, Rock Band, Rock Band 2, Rock Band 3, Rock Band Network and all related titles and logos are trademarks of Harmonix Music Systems, Inc., an MTV Networks company. Rock Band, Rock Band 2, Rock Band 3, Rock Band Network developed by Harmonix Music Systems, Inc. MTV: Music Television, MTV Games and all related titles and logos are trademarks of MTV Networks, a division of Viacom. Bulletstorm is a trademark or registered trademark of People Can Fly in the United States of America and elsewhere. John Madden, NFL, NBA, NCAA, 2010 FIFA World Cup South Africa, FIFA, Tiger Woods, PGA TOUR and NHL are trademarks or other intellectual property of their respective owners and used with permission. Xbox 360 is a trademark of the Microsoft group of companies and is used under license from Microsoft. “PlayStation” is a registered trademark of Sony Computer Entertainment Inc. Wii is a trademark of Nintendo. iPad is a trademark of Apple Inc. iPhone is a trademark of Apple Inc., registered in the U.S. and other countries. All other trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended June 30,
	2010	2009
Net revenue	$815	$644
Cost of goods sold	222	321

Gross profit	593	323

Operating expenses:
Marketing and sales	127	164
General and administrative	74	66
Research and development	275	312
Acquisition-related contingent consideration	2	-
Amortization of intangibles	15	12
Restructuring charges	2	14

Total operating expenses	495	568

Operating income (loss)	98	(245)

Loss on strategic investments	(5)	(16)
Interest and other income, net	-	3

Income (loss) before benefit from income taxes	93	(258)

Benefit from income taxes	(3)	(24)

Net income (loss)	$96	$(234)

Earnings (loss) per share
Basic	$0.29	$(0.72)
Diluted	$0.29	$(0.72)

Number of shares used in computation
Basic	328	323
Diluted	332	323

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company’s net income (loss) and earnings (loss) per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net loss and non-GAAP diluted loss per share.

	Three Months Ended June 30,
	2010	2009

Net income (loss)	$96	$(234)

Acquisition-related expenses	20	15
Change in deferred net revenue (packaged goods and digital content)	(276)	172
Loss on strategic investments	5	16
Restructuring charges	2	14
Stock-based compensation	47	33
Income tax adjustments	28	(22)

Non-GAAP net loss	$(78)	$(6)

Non-GAAP loss per share	$(0.24)	$(0.02)

Number of shares used in computation	328	323

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	June 30, 2010	March 31, 2010 (a)
ASSETS

Current assets:
Cash and cash equivalents	$1,057	$1,273
Short-term investments	480	432
Marketable equity securities	193	291
Receivables, net of allowances of $180 and $217, respectively	103	206
Inventories	82	100
Deferred income taxes, net	43	44
Other current assets	270	239

Total current assets	2,228	2,585

Property and equipment, net	516	537
Goodwill	1,090	1,093
Acquisition-related intangibles, net	185	204
Deferred income taxes, net	49	52
Other assets	177	175

TOTAL ASSETS	$4,245	$4,646

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$55	$91
Accrued and other current liabilities	620	717
Deferred net revenue (packaged goods and digital content)	490	766

Total current liabilities	1,165	1,574

Income tax obligations	229	242
Deferred income taxes, net	2	2
Other liabilities	97	99

Total liabilities	1,493	1,917

Common stock	3	3
Paid-in capital	2,417	2,375
Retained earnings	219	123
Accumulated other comprehensive income	113	228

Total stockholders’ equity	2,752	2,729

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,245	$4,646

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended June 30,
	2010	2009
OPERATING ACTIVITIES

Net income (loss)	$96	$(234)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Acquisition-related contingent consideration	2	-
Depreciation, amortization and accretion, net	48	48
Net losses on investments and sale of property and equipment	5	15
Non-cash restructuring charges	-	7
Stock-based compensation	47	33
Change in assets and liabilities:
Receivables, net	97	(252)
Inventories	16	4
Other assets	(37)	(35)
Accounts payable	(40)	8
Accrued and other liabilities	(109)	(82)
Deferred income taxes, net	3	(12)
Deferred net revenue (packaged goods and digital content)	(276)	172

Net cash used in operating activities	(148)	(328)

INVESTING ACTIVITIES

Capital expenditures	(11)	(8)
Proceeds from sale of marketable equity securities	8	-
Proceeds from maturities and sales of short-term investments	98	168
Purchase of short-term investments	(148)	(269)
Acquisition of subsidiaries, net of cash acquired	-	(3)

Net cash used in investing activities	(53)	(112)

FINANCING ACTIVITIES

Proceeds from issuance of common stock	1	3

Net cash provided by financing activities	1	3

Effect of foreign exchange on cash and cash equivalents	(16)	21

Decrease in cash and cash equivalents	(216)	(416)
Beginning cash and cash equivalents	1,273	1,621

Ending cash and cash equivalents	1,057	1,205

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q1 FY10	Q2 FY10	Q3 FY10	Q4 FY10	Q1 FY11	YOY % Change
QUARTERLY RECONCILIATION OF RESULTS

Net Revenue
GAAP net revenue	$644	$788	$1,243	$979	$815	27%
Change in deferred net revenue (packaged goods and digital content)	172	359	103	(129)	(276)

Non-GAAP net revenue	$816	$1,147	$1,346	$850	$539	(34%	)

Gross Profit
GAAP gross profit	$323	$195	$589	$681	$593	84%
Change in deferred net revenue (packaged goods and digital content)	172	359	103	(129)	(276)
Acquisition-related expenses	3	3	2	2	3
Loss on licensed intellectual property commitment (COGS)	-	(2)	-	(1)	-
Stock-based compensation	1	-	-	1	1

Non-GAAP gross profit	$499	$555	$694	$554	$321	(36%	)

GAAP gross profit % (as a % of GAAP net revenue)	50%	25%	47%	70%	73%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	61%	48%	52%	65%	60%

Operating Income (Loss)
GAAP operating income (loss)	$(245)	$(417)	$(107)	$83	$98	140%
Acquisition-related expenses	15	15	16	19	20
Change in deferred net revenue (packaged goods and digital content)	172	359	103	(129)	(276)
Loss on lease obligation (G&A)	-	14	-	-	-
Loss on licensed intellectual property commitment (COGS)	-	(2)	-	(1)	-
Restructuring charges	14	6	100	20	2
Stock-based compensation	33	44	42	42	47

Non-GAAP operating income (loss)	$(11)	$19	$154	$34	$(109)	(891%	)

GAAP operating income (loss) % (as a % of GAAP net revenue)	(38% )	(53% )	(9% )	8%	12%
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	(1% )	2%	11%	4%	(20% )

Net Income (Loss)
GAAP net income (loss)	$(234)	$(391)	$(82)	$30	$96	141%
Acquisition-related expenses	15	15	16	19	20
Change in deferred net revenue (packaged goods and digital content)	172	359	103	(129)	(276)
Loss on lease obligation (G&A)	-	14	-	-	-
Loss on licensed intellectual property commitment (COGS)	-	(2)	-	(1)	-
Loss on strategic investments	16	8	1	1	5
Restructuring charges	14	6	100	20	2
Stock-based compensation	33	44	42	42	47
Income tax adjustments	(22)	(34)	(71)	41	28

Non-GAAP net income (loss)	$(6)	$19	$109	$23	$(78)	(1200%	)

GAAP net income (loss) % (as a % of GAAP net revenue)	(36% )	(50% )	(7% )	3%	12%
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	(1% )	2%	8%	3%	(14% )

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$(0.72)	$(1.21)	$(0.25)	$0.09	$0.29	140%
Non-GAAP diluted earnings (loss) per share	$(0.02)	$0.06	$0.33	$0.07	$(0.24)	(1100%	)
Number of shares used in computation
Basic	323	324	325	327	328
Diluted	323	325	327	330	332

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q1 FY10	Q2 FY10	Q3 FY10	Q4 FY10	Q1 FY11	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP

Geography Net Revenue
North America	343	479	693	510	451	31%
Europe	258	268	489	418	317	23%
Asia	43	41	61	51	47	9%

Total GAAP Net Revenue	644	788	1,243	979	815	27%

North America	106	159	87	(55)	(184)
Europe	61	191	8	(78)	(81)
Asia	5	9	8	4	(11)

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	172	359	103	(129)	(276)

North America	449	638	780	455	267	(41%)
Europe	319	459	497	340	236	(26%)
Asia	48	50	69	55	36	(25%)

Total Non-GAAP Net Revenue	816	1,147	1,346	850	539	(34%)

North America	53%	61%	56%	52%	55%
Europe	40%	34%	39%	43%	39%
Asia	7%	5%	5%	5%	6%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

North America	55%	56%	58%	54%	49%
Europe	39%	40%	37%	40%	44%
Asia	6%	4%	5%	6%	7%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition (a)
Publishing and Other	462	425	845	794	586	27%
Wireless, Internet-derived, and Advertising (Digital)	117	128	133	144	176	50%
Distribution	65	235	265	41	53	(18%)

Total GAAP Net Revenue	644	788	1,243	979	815	27%

Publishing and Other	165	349	84	(141)	(288)
Wireless, Internet-derived, and Advertising (Digital)	7	10	19	12	12
Distribution	-	-	-	-	-

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	172	359	103	(129)	(276)

Publishing and Other	627	774	929	653	298	(52%)
Wireless, Internet-derived, and Advertising (Digital)	124	138	152	156	188	52%
Distribution	65	235	265	41	53	(18%)

Total Non-GAAP Net Revenue	816	1,147	1,346	850	539	(34%)

Publishing and Other	72%	54%	68%	81%	72%
Wireless, Internet-derived, and Advertising (Digital)	18%	16%	11%	15%	21%
Distribution	10%	30%	21%	4%	7%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Publishing and Other	77%	68%	69%	77%	55%
Wireless, Internet-derived, and Advertising (Digital)	15%	12%	11%	18%	35%
Distribution	8%	20%	20%	5%	10%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

(a)

Beginning with the quarter ended June 30, 2010, the Company is no longer presenting licensing and other revenue in a separate caption. This revenue has accordingly been combined with publishing and other or distribution. For comparability purposes, the results for prior periods have been reclassified.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q1 FY10	Q2 FY10	Q3 FY10	Q4 FY10	Q1 FY11	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP

Platform Net Revenue
Xbox 360	73	171	348	276	262	259%
PLAYSTATION 3	121	142	236	272	209	73%
Wii	161	142	196	71	40	(75%)
PlayStation 2	27	40	44	22	11	(59%)

Total Consoles	382	495	824	641	522	37%
Mobile	50	51	56	55	52	4%
PSP	38	20	30	37	19	(50%)
Nintendo DS	28	22	63	22	11	(61%)

Total Wireless	116	93	149	114	82	(29%)
PC	124	173	212	178	186	50%
Other	22	27	58	46	25	14%

Total GAAP Net Revenue	644	788	1,243	979	815	27%

Xbox 360	63	189	29	6	(121)
PLAYSTATION 3	(22)	180	49	(83)	(89)
Wii	23	(2)	1	(31)	(5)
PlayStation 2	(7)	14	-	(11)	(5)
Mobile	-	(1)	1	-	-
PSP	(16)	19	3	(20)	(1)
Nintendo DS	-	-	12	(6)	(4)
PC	131	(40)	8	16	(51)

Change in Deferred Net Revenue (Packaged Goods and Digital Content)	172	359	103	(129)	(276)

Xbox 360	136	360	377	282	141	4%
PLAYSTATION 3	99	322	285	189	120	21%
Wii	184	140	197	40	35	(81%)
PlayStation 2	20	54	44	11	6	(70%)

Total Consoles	439	876	903	522	302	(31%)
Mobile	50	50	57	55	52	4%
PSP	22	39	33	17	18	(18%)
Nintendo DS	28	22	75	16	7	(75%)

Total Wireless	100	111	165	88	77	(23%)
PC	255	133	220	194	135	(47%)
Other	22	27	58	46	25	14%

Total Non-GAAP Net Revenue	816	1,147	1,346	850	539	(34%)

Xbox 360	11%	22%	28%	28%	32%
PLAYSTATION 3	19%	18%	19%	28%	26%
Wii	25%	18%	16%	7%	5%
PlayStation 2	4%	5%	3%	2%	1%

Total Consoles	59%	63%	66%	65%	64%
Mobile	8%	6%	5%	6%	7%
PSP	6%	3%	2%	4%	2%
Nintendo DS	4%	3%	5%	2%	1%

Total Wireless	18%	12%	12%	12%	10%
PC	19%	22%	17%	18%	23%
Other	4%	3%	5%	5%	3%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Xbox 360	17%	31%	28%	33%	26%
PLAYSTATION 3	12%	28%	21%	22%	22%
Wii	23%	12%	15%	5%	7%
PlayStation 2	2%	5%	3%	1%	1%

Total Consoles	54%	76%	67%	61%	56%
Mobile	6%	5%	4%	6%	10%
PSP	3%	3%	2%	2%	3%
Nintendo DS	3%	2%	6%	2%	1%

Total Wireless	12%	10%	12%	10%	14%
PC	31%	12%	17%	24%	25%
Other	3%	2%	4%	5%	5%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q1 FY10	Q2 FY10	Q3 FY10	Q4 FY10	Q1 FY11	YOY % Change
CASH FLOW DATA

Operating cash flow	(328)	6	221	253	(148)	55%
Operating cash flow - TTM	(25)	105	114	152	332	1428%
Capital expenditures	8	26	16	22	11	38%
Capital expenditures - TTM	92	86	75	72	75	(18%)
Purchase of headquarters facilities	-	233	-	-	-	-

BALANCE SHEET DATA

Cash and cash equivalents	1,205	1,042	1,114	1,273	1,057	(12%)
Short-term investments	634	583	352	432	480	(24%)
Marketable equity securities	440	387	318	291	193	(56%)
Receivables, net	375	646	495	206	103	(73%)
Inventories	215	250	144	100	82	(62%)
Deferred net revenue (packaged goods and digital content)
End of the quarter	433	792	895	766	490
Less: Beginning of the quarter	261	433	792	895	766

Change in deferred net revenue (packaged goods and digital content)	172	359	103	(129)	(276)

STOCK-BASED COMPENSATION

Cost of goods sold	1	-	-	1	1
Marketing and sales	3	5	4	4	4
General and administrative	5	10	9	9	12
Research and development	24	29	29	28	30

Total Stock-Based Compensation (excluding restructuring charges)	33	44	42	42	47
Restructuring charges	-	-	26	-	-

Total Stock-Based Compensation (including restructuring charges)	33	44	68	42	47

EMPLOYEES	8,948	8,829	8,537	7,842	7,758	(13%)

PLATFORM SKU RELEASES (Excludes Co-Publishing, Distribution and Wireless)

Xbox 360	4	8	6	4	3
PLAYSTATION 3	4	8	6	3	3
Wii	6	6	8	-	1
PlayStation 2	2	4	-	-	-

Total Consoles	16	25	20	7	7
PSP	2	5	1	2	2
Nintendo DS	2	4	11	-	-

Total Wireless	4	9	12	2	2
PC	3	3	4	4	1

Total SKUs	23	38	36	13	10